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                                                                  Exhibit 2.1(a)

                    Amendment No. 1 to Plan of Combination


          This Amendment No. 1 ("Amendment") to the Plan of Combination dated as of the 14/th/ day of February, 2000 by and among Canaan Energy Corporation and certain other parties relating to the acquisition by Canaan Energy Corporation of Indian Oil Company and Canaan's affiliated limited partnerships and Canaan Securities (the "Plan") is entered into effective May 5, 2000.

          Defined terms used herein have the same meaning as defined in the Plan.

                                   RECITALS

          WHEREAS, it is desirable to modify the terms of the Plan in various respects in order to resolve certain issues raised by the Securities and Exchange Commission in connection with its review of the S-4 Registration Statement; and

          WHEREAS, the shareholders of Indian have not heretofore executed the Plan pending the resolution of issues relating to the share ownership of Indian; and

          WHEREAS, the parties desire to evidence the terms of the Amendment to the Plan.

          NOW, THEREFORE, in consideration of the foregoing and the benefits to be derived from the mutual observance of the terms and conditions set forth below, the parties hereto agree that the Plan is amended as follows:

          1. The definition of "S-4 Registration Statement" in Section 1.01 is amended to read in its entirety as follows:

               "S-4 Registration Statement" means the registration statement to
               ---------------------------
     be filed by CEC with the SEC pursuant to Section 10.06 hereof and the Coral/Indian Merger Agreement providing for the registration of all of the shares of CEC Common Stock to be issued pursuant to this Plan except for the shares of CEC Common Stock to be issued to the owners of the Coral Companies and Canaan Securities which shall not be registered.

          2. Section 4.04 of the Plan relating to Dissenting Partners is deleted.

          3. Section 4.05 of the Plan shall be amended to read in its entirety as follows:

               4.05  Treatment of Cash Electing Partners.  Any limited partner
                     -----------------------------------
     in a partnership may elect to receive cash in an amount equal to the "Appraised Value" of such limited partner's interest in a partnership (a "Cash Electing Partner"). The Appraised Value shall be equal to the value of a partnership's oil and gas properties determined by Madison Energy Advisors (or such other independent appraiser as CEC may select if Madison Energy

     Advisors is unable or unwilling to serve) which will value the partnership oil and gas properties as if sold in an orderly manner in a reasonable period of time and in a manner consistent with appropriate industry practice, plus or minus other balance sheet items, and less the cost of sale, as described in the Prospectus. The maximum amount of cash available in the aggregate to pay the Cash Electing Partners is $15,000,000. If a limited partner elects to become a Cash Electing Partner, he will be deemed to have received such limited partner's relative share of the CEC Common Stock he would have received under Section 4.03 and immediately thereafter sold such shares to CEC for the amount due for such cash election under this Section 4.05. If a limited partner fails to make an election to receive cash, such limited partner will be deemed to have elected to receive his proportionate share of CEC Common Stock as provided in Section
     4.03. CEC shall make payments to all Cash Electing Partners within five (5) days after the Effective Time.

          4.   Section 6.02  of the Plan shall be amended to read as follows:

               6.02   Approval and Adoption of Plan.  The execution and delivery
                      -----------------------------
     by Indian of this Plan and the Coral/Indian Merger Agreement and the documents to be delivered on or before the Closing pursuant to such Plans ("Indian Closing Documents") have been duly and validly authorized by all the necessary corporate actions of Indian. Assuming the due authorization, execution and delivery by each of the other parties hereto, and the binding effect thereon, this Plan and the Coral/Indian Merger Agreement constitute, and the Indian Closing Documents when executed and delivered by Indian will constitute, legal, valid and binding obligations of Indian enforceable against them in accordance with their respective terms.

          5.   Section 10.03 of the Plan shall be amended as follows:

               10.03  Shareholder and Director Approval. By execution hereof,
                      ---------------------------------
     all of the shareholders and directors of CEC, Coral Corp., Coral, Inc. and Canaan Securities, do hereby consent to and approve of this Plan and all transactions related thereto and all such respective corporate transactions required to give effect to such consent and approval. The shareholders of such parties agree that the shares of CEC Common Stock being issued to them pursuant to this Plan have not been and will not be registered under the Securities Act of 1933 or any applicable state securities laws and are being issued in reliance on exemptions from such Act. The shares are being acquired for investment and may not be sold, transferred or otherwise disposed of except in compliance with registration requirements of such Acts or exemptions therefrom. The certificates representing the shares of CEC Common Stock issued to such party shall bear an appropriate restrictive legend evidencing the foregoing restrictions on transfer.

                                       2
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          6.   Section 10.05 of the Plan is amended to add a new subparagraph
(d) which reads as follows:

               (d) A new Section 7.10 shall be added to the Coral/Indian Merger Agreement reading as follows:

               7.10  Shareholder Approval.  The Shareholders of Indian shall
                     --------------------
          have duly approved the merger or such other transaction as shall be contemplated to accomplish the reorganization.

          7. Section 10.07 of the Plan shall be amended to read in its entirety as follows:

               10.07  Agreements of Affiliates.  At least 30 days prior to the
                      ------------------------
     Effective Time, Indian shall cause to be prepared and delivered to CEC a list identifying all Persons who, at the time of the Effective Time, may be deemed to be "affiliates" of Indian as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act. Indian shall use its best efforts to cause each Person who is identified as an affiliate of such party in such list to execute and deliver to CEC, on or prior to the Closing Date, a written agreement, in the form attached hereto as Exhibit
                                                                       -------
     10.07 (if such Person has not executed and delivered an agreement)
     -----
     substantially to the same effect contemporaneously with the execution of this Plan. CEC shall be entitled to place legends as specified in such agreements on the CEC Certificates representing any Common Stock to be issued to such Persons in the Combination Transactions.

          8. Section 11.01(j) of the Plan shall be modified to change the amount contained therein from $5,000,000 to $15,000,000.

          9. The signature spaces for the shareholders of Indian Oil Company shall be deleted.

          IN WITNESS WHEREOF this Amendment has been duly executed and delivered as of the date first above written by the parties or the authorized representatives of the parties hereto.

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Canaan Energy Corporation,
  an Oklahoma corporation, f/k/a Coral
  Reserves Group, Ltd.

By:  /s/ Leo E. Woodard
     -------------------------------
Name:  Leo E. Woodard
Title: Chairman and CEO

  Shareholders:

  /s/ Leo E. Woodard
  ----------------------------------
  Leo E. Woodard (300 shares / 47.5%)

  /s/ John Penton
  ----------------------------------
  John Penton (300 shares / 47.5%)

  /s/ Michael S. Mewbourn
  ----------------------------------
  Michael S. Mewbourn (32 shares / 5%)


Coral Reserves, Inc.,
  an Oklahoma corporation

By:/s/ Leo E. Woodard
   ---------------------------------
Name:  Leo E. Woodard
Title:  President

  Shareholders:

  /s/ Leo E. Woodard
  ----------------------------------
  Leo E. Woodard (500 shares / 47.5%)

  /s/ John Penton
  ----------------------------------
  John Penton (500 shares / 47.5%)

  /s/ Michael S. Mewbourn
  ----------------------------------
  Michael S. Mewbourn (53 shares / 5%)
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Coral Reserves Energy Corporation,
  an Oklahoma corporation

By: /s/ Leo E. Woodard
   ------------------------------------
Name:  Leo E. Woodard
Title:_________________________________

  Shareholders:

  /s/ Leo E. Woodard
  -------------------------------------
  Leo E. Woodard (500 shares / 47.5%)

  /s/ John Penton
  -------------------------------------
  John Penton (500 shares / 47.5%)

  /s/ Michael S. Mewbourn
  -------------------------------------
  Michael S. Mewbourn (53 shares / 5%)

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Canaan Securities, Inc.,
  a Delaware corporation

By: /s/ Thomas H. Henson
    --------------------------------
Name:  Thomas H. Henson
Title:  President

  Shareholder:

  /s/ Thomas H. Henson
  ----------------------------------
  Thomas H. Henson (500 shares / 100%)
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Coral Reserves Natural Gas Income Fund 1990 Limited Partnership,
  an Oklahoma limited partnership ("1990")
Coral Reserves 1993 Institutional Limited Partnership,
  an Oklahoma limited partnership ("1993-I")
Coral Reserves 1996 Institutional Limited Partnership,
  an Oklahoma limited partnership ("1996-I")

  By:     Coral Reserves, Inc., an Oklahoma corporation
  Title:  General Partner of 1990, 1993-I and 1996-I Limited Partnerships

  By: /s/ Leo E. Woodard
      ----------------------------------
  Name:  Leo E. Woodard
  Title: President of Coral Reserves, Inc.

Coral Reserves Natural Gas Income Fund 1991 Limited Partnership,
  an Oklahoma limited partnership ("1991")
Coral Reserves Natural Gas Income Fund 1992 Limited Partnership,
  an Oklahoma limited partnership ("1992")
Coral Reserves Natural Gas Income Fund 1993 Limited Partnership,
  an Oklahoma limited partnership ("1993")
Coral Reserves Energy Income Fund 1995 Limited Partnership,
  an Oklahoma limited partnership ("1995)
Coral Reserves Energy Income Fund 1996 Limited Partnership, an Oklahoma limited partnership ("1996")

  By:     Coral Reserves Energy Corporation, an Oklahoma corporation
  Title:  General Partner of 1991, 1992, 1993, 1995 and 1996 Limited
          Partnerships


  By: /s/ Leo E. Woodard
      ----------------------------------
  Name:  Leo E. Woodard
  Title: President of Coral Reserves Energy Corporation
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Indian Oil Company

By: /s/ Richard R. Dunning
    ------------------------------------
    Richard R. Dunning, Chief Executive Officer

Indco, L.L.C.

By: /s/ Richard R. Dunning
    ------------------------------------
    Richard R. Dunning, Manager